UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/14/2008

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 10, 2008, Scholastic Corporation (the "Company") agreed to purchase 100,000 shares of Common Stock from Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, at a price of $20.59 per share, or an aggregate purchase price of $2,059,000, pursuant to the Company's previously announced stock repurchase program which had been approved by the Board in May 2008. The purchase price was determined with reference to the last transaction price reported on Nasdaq immediately prior to the purchase. The closing price of the Common Stock on Nasdaq on October 10, 2008 was $23.11 per share. The shares became available for sale due to Mr. Robinson, as a result of current market conditions, being required to sell the shares in order to protect the collateral value underlying a personal loan with a bank secured by the shares. The acquisition of these shares was approved by the Company's Audit Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: October 14, 2008	By:	/s/ Maureen O'Connell
Maureen O'Connell
Executive Vice President, Chief Administrative Officer and Chief Financial Officer